UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36229	46-3774077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

561 932-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Promissory Note

On March 6, 2015, Cambridge Capital Acquisition Corporation (the “Company”) issued a promissory note in the aggregate amount of $70,000.00 (the “Note”) to Benjamin Gordon, the Company’s Chief Executive Officer, Director and Secretary. Payment of the Note is due upon the consummation of a “Business Combination” (as defined in the Note). The Note is convertible at Mr. Gordon’s election upon the consummation of a Business Combination. Upon such election, the Note will convert, at a price of $10.00 per unit, into units of the Company, which consist of one share of common stock of the Company and one warrant to purchase common stock of the Company. These units (and the warrants which form part of such units) will be identical to the units issued in connection with the Company’s initial public offering.

The Company issued this Note in consideration for a loan from Mr. Gordon to fund the Company’s working capital requirements until a Business Combination is consummated. The Note will only be repaid if a Business Combination is consummated.

This summary of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 7,000 units of the Company would be issued if the entire principal balance of the convertible notes is converted into units. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance of the convertible promissory notes, as they were issued to a sophisticated investor without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Convertible Promissory Note, dated March 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

By:	/s/ Benjamin Gordon
Name: Benjamin Gordon
Title: Chief Executive Officer